Exhibit 99.2

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2009

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2009

Corporate Data

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2009

 Forward-Looking Statement

This supplemental package contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  We caution investors that any forward-looking statements presented herein are based on management’s beliefs and assumptions and information currently available to management.  Such statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control.  Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected.  These factors include, without limitation: risks associated with management’s focus on asset dispositions, loan defaults, cash generation and general strategic matters; risks associated with the timing and consequences of loan defaults and related asset dispositions; risks associated with contingent guarantees by our Operating Partnership; risks associated with our liquidity situation; risks associated with the negative impact of the current credit crisis and economic slowdown; general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases at favorable rates, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the availability and terms of financing and the use of debt to fund acquisitions and developments; risks associated with our ability to dispose of properties, if and when we decide to do so, at prices or terms set by or acceptable to us; risks and uncertainties affecting property development and construction; risks associated with increases in interest rates, volatility in the securities markets and contraction in the credit markets affecting our ability to extend or refinance existing loans as they come due; risks associated with joint ventures; potential liability for uninsured losses and environmental contamination; risks associated with our potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and risks associated with our dependence on key personnel whose continued service is not guaranteed.

For a further list and description of such risks and uncertainties, see our Annual Report on Form 10-K/A filed on April 30, 2009 and our Quarterly Report on Form 10-Q filed on November 9, 2009 with the Securities and Exchange Commission.  We do not update forward-looking statements and disclaim any intention or obligation to update or revise them, whether as a result of new information, future events or otherwise.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2009

 Quarterly Highlights

Maguire Properties, Inc. (the “Company”), a self-administered and self-managed real estate investment trust, is the largest owner and operator of Class A office properties in the Los Angeles central business district and is primarily focused on owning and operating high-quality office properties in the Southern California market.  We are a full-service real estate company with substantial in-house expertise and resources in property management, marketing, leasing, acquisitions, development and financing.

As of December 31, 2009, our office portfolio (including Properties in Default) was comprised of whole or partial interests in 31 properties totaling approximately 17 million net rentable square feet, one 350-room hotel with 266,000 square feet, and on- and off-site structured parking plus surface parking totaling approximately 11 million square feet, which accommodates approximately 36,000 vehicles.  We have one recently completed development project that totals approximately 188,000 square feet of office space.  We also own undeveloped land that we believe can support up to approximately 5 million square feet of office and mixed-use development and approximately 5 million square feet of structured parking, excluding development sites that are encumbered by the mortgage loans on our 2600 Michelson and Pacific Arts Plaza properties, which are in default.

As used in the “Consolidated Financial Results” section of this Supplemental Operating and Financial Data package, the term “Properties in Default” refers to our Stadium Towers Plaza, Park Place II, 2600 Michelson, Pacific Arts Plaza, 550 South Hope and 500 Orange Tower properties, whose mortgage loans are in default as of the date of this filing.  As used in the “Portfolio Data” section of this Supplemental Operating and Financial Data package, the term “Properties in Default” includes the properties previously mentioned, along with Quintana Campus (a joint venture property in which we have a 20% interest), whose mortgage loan is also in default as of the date of this filing.

This Supplemental Operating and Financial Data package should be read in conjunction with our consolidated financial statements for the year ended December 31, 2009 in our Annual Report on Form 10-K to be filed with the Securities and Exchange Commission (SEC) in March 2010.  For more information on Maguire Properties, visit our website at www.maguireproperties.com.

Asset Disposition Program:

As previously announced, six special purpose property-owning subsidiaries are or will be in default on their mortgage loans.  These defaults occurred as result of the board of directors’ approval of management’s plan to cease funding cash shortfalls at these properties:  Stadium Towers in Central Orange County, Park Place II in Irvine, 2600 Michelson in Irvine, Pacific Arts Plaza in Costa Mesa, 550 South Hope in Downtown Los Angeles, and 500 Orange Tower in Central Orange County.  Mortgage loans totaling $888.5 million are currently in default, and the Company is accruing default interest at a rate of 5% per annum on these loans.
In October 2009, we completed the disposition of 130 State College located in Orange County, California.  We received net proceeds of $6.1 million from this transaction.
In December 2009, we completed the disposition of the Lantana Media Campus located in Santa Monica, California.  We received proceeds of approximately $195 million, net of transaction costs, of which $175.8 million was used to repay the balances outstanding under the mortgage and construction loans secured by the Lantana Media Campus.
We have no further obligations with respect to the mortgage and construction loans on the property.  Additionally, our Operating Partnership has no further obligation to guarantee the repayment of the construction loan.  Net of debt repayment, we received net proceeds of approximately $19 million.

Debt:

As of December 31, 2009, excluding mortgages encumbering the Properties in Default, approximately 69% of our outstanding debt is fixed (or swapped to a fixed rate) at a weighted average interest rate of approximately 5.8% with a weighted average remaining term of approximately six years.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2009

 Quarterly Highlights (continued)

Impairment:

During the fourth quarter, we recorded impairment charges totaling $290.3 million, of which $264.3 million has been recorded as part of continuing operations and $26.0 million as part of discontinued operations.
Of the $264.3 million impairment charge recorded in continuing operations, $99.9 million was related to the writedown of Griffin Towers and 2385 Northside to their estimated fair value as of December 31, 2009.  The remaining $164.4 million impairment charge recorded in continuing operations was the result of an impairment analysis performed as of December 31, 2009 which resulted in certain properties being written down to fair value.  The $26.0 million impairment charge recorded in discontinued operations was related to the disposition of Lantana Media Campus.
Leasing Activities:

During the fourth quarter, new leases and renewals were executed for approximately 0.4 million square feet (including our pro rata share of our joint venture properties).  Cash rent on new leases completed during the quarter decreased 9.3% in our Effective Portfolio, compared to cash rents on those spaces immediately prior to their expiration, and GAAP rent decreased 3.9% compared to prior GAAP rents.  Leases totaling approximately 0.3 million square feet expired during the fourth quarter (including our pro rata share of our joint venture properties).

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2009

 Investor Information

355 South Grand Avenue, Suite 3300
Los Angeles, CA 90071
Tel. (213) 626-3300
Fax (213) 687-4758

Senior Management

Nelson C. Rising	President and Chief Executive Officer	Jonathan L. Abrams	Senior Vice President, General Counsel and Secretary
Shant Koumriqian	Executive Vice President, Chief Financial Officer	Robert P. Goodwin	Senior Vice President, Construction and Development
Peggy M. Moretti	Executive Vice President, Investor and Public Relations	Peter K. Johnston	Senior Vice President, Leasing
	& Chief Administrative Officer	Christopher C. Rising	Senior Vice President, Strategic Initiatives
Robert J. White	Executive Vice President

Corporate

Investor Relations Contact: Peggy M. Moretti at (213) 613-4558
Please visit our corporate website at: www.maguireproperties.com

Transfer Agent	Timing
Quarterly results for 2010 will be announced according to the following schedule:
American Stock Transfer & Trust Company 59 Maiden Lane New York, NY 10038 (718) 921-8201 www.amstock.com
	First Quarter	May 2010
	Second Quarter	August 2010
	Third Quarter	November 2010
	Fourth Quarter	March 2011

Equity Research Coverage

Credit Suisse	Steven Benyik	(212) 538-0239
Deutsche Bank Securities, Inc.	Vincent Chao	(212) 250-6799
Goldman Sachs & Co.	Jay Haberman	(917) 343-4260
Green Street Advisors	Michael Knott	(949) 640-8780
KeyBanc Capital Markets	Jordan Sadler	(917) 368-2280
Raymond James Associates	Paul Puryear	(727) 567-2253
RBC Capital Markets	Dave Rodgers	(440) 715-2647
Robert W. Baird & Company	David Aubuchon	(314) 863-4235
Stifel, Nicolaus & Co., Inc.	John Guinee	(443) 224-1307

Maguire Properties, Inc. is currently followed by the sell-side analysts listed above, with the exception of Green Street Advisors, which is an independent research firm.  This list may not be complete and is subject to change as firms add or delete coverage of our company.  Please note that any opinions, estimates or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of Maguire Properties, Inc. or its management.  We are providing this listing as a service to our stockholders and do not by listing these firms imply our endorsement of or concurrence with such information, conclusions or recommendations.  Interested persons may obtain copies of analysts’ reports on their own; we do not distribute these reports.  Various of these firms may from time-to-time own our stock and/or hold other long or short positions in our stock, and may provide compensated services to us.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2009

  Common Stock Data

Our common stock is traded on the New York Stock Exchange under the symbol MPG. Selected information about our common stock for the past five quarters (based on NYSE prices) is as follows:

	2009				2008
	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter
High price	$3.24	$3.09	$2.05	$3.12	$6.79
Low price	$1.20	$0.51	$0.66	$0.33	$1.03
Closing price	$1.51	$2.10	$0.85	$0.72	$1.46
Dividends per share - annualized	$–	$–	$–	$–	$–
Closing dividend yield - annualized	(1)	(1)	(1)	(1)	(1)
Closing common shares and Operating Partnership units outstanding (in thousands)	54,639	54,620	54,642	54,656	54,650
Closing market value of common shares and Operating Partnership units outstanding (in thousands)	$82,505	$114,702	$46,446	$39,352	$79,788

Dividend Information:

Common Stock
Dividend amount per share	(1)	(1)	(1)	(1)	(1)

Series A Preferred Stock
Dividend amount per share	(2)	(2)	(2)	(2)	(2)
__________
(1)	The Board of Directors did not declare a dividend on our common stock for the quarters ended December 31, September 30, June 30 and March 31, 2009 and December 31, 2008.
There can be no assurance that we will make distributions on our common stock at historical levels or at all.
(2)	The Board of Directors did not declare a dividend on our Series A Preferred Stock during the three months ended January 31, 2010 and October 31, July 31, April 30 and January 31, 2009.
Dividends on our Series A Preferred Stock are cumulative, and therefore, will continue to accrue at an annual rate of $1.9064 per share.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2009

Consolidated Financial Results

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2009

  Financial Highlights
(unaudited and in thousands, except share, per share, percentage and ratio amounts)

	For the Three Months Ended
	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009	December 31, 2008
Income Items:
Revenue (1)	$119,391	$118,855	$119,853	$118,649	$124,122
Straight line rent	2,994	2,201	3,019	2,533	2,412
Fair value lease revenue (2)	4,360	4,434	5,617	4,605	5,145
Lease termination fees	120	11	1,152	81	860
Office property operating margin (3)	63.2%	63.0%	62.5%	62.9%	61.8%

Net loss available to common stockholders	$(299,052)	$(46,829)	$(380,450)	$(53,890)	$(96,305)
Net loss available to common stockholders - basic and diluted	(6.17)	(0.97)	(7.95)	(1.13)	(2.02)

Funds from operations (FFO) available to common stockholders (4)	$(265,377)	$(11,699)	$(339,712)	$(30,786)	$(42,180)
FFO per share - basic (4)	(5.48)	(0.24)	(7.10)	(0.64)	(0.88)
FFO per share - diluted (4)	(5.48)	(0.24)	(7.10)	(0.64)	(0.88)
FFO per share before specified items - basic (4)	0.03	0.06	0.08	0.07	0.04
FFO per share before specified items - diluted (4)	0.03	0.06	0.08	0.07	0.04

Ratios:
Interest coverage ratio (5)	(3.43)	0.95	(4.66)	1.11	0.40
Interest coverage ratio before specified items (6)	1.11	1.13	1.14	1.13	1.08
Fixed-charge coverage ratio (7)	(3.13)	0.87	(4.29)	1.02	0.37
Fixed-charge coverage ratio before specified items (8)	1.01	1.04	1.05	1.04	1.00

Capitalization:
Common stock price @ quarter end	$1.51	$2.10	$0.85	$0.72	$1.46

Total consolidated debt	$4,248,975	$4,421,913	$4,600,771	$4,869,916	$4,882,809
Preferred stock liquidation preference	250,000	250,000	250,000	250,000	250,000
Common equity value @ quarter end (9)	82,505	114,702	46,446	39,352	79,788
Total consolidated market capitalization	$4,581,480	$4,786,615	$4,897,217	$5,159,268	$5,212,597

Company share of MMO joint venture debt	160,822	160,975	161,123	161,268	161,420
Total combined market capitalization	$4,742,302	$4,947,590	$5,058,340	$5,320,536	$5,374,017

Total consolidated debt / total consolidated market capitalization	92.7%	92.4%	93.9%	94.4%	93.7%
Total combined debt / total combined market capitalization	93.0%	92.6%	94.1%	94.6%	93.9%
Total consolidated debt plus liquidation preference / total consolidated market capitalization	98.2%	97.6%	99.1%	99.2%	98.5%
Total combined debt plus liquidation preference / total combined market capitalization	98.3%	97.7%	99.1%	99.3%	98.5%

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2009

  Financial Highlights (continued)
(unaudited and in thousands, except share, per share, percentage and ratio amounts)

__________
(1)
Excludes revenue from discontinued operations of approximately $6 million, $10 million, $18 million, $17 million and $16 million for the three months ended December 31, September 30, June 30 and March 31, 2009 and December 31, 2008, respectively.

(2)	Represents the net adjustment for above- and below-market leases, which are being amortized over the remaining term of the respective leases from the date of acquisition.
(3)
Calculated as follows: (rental, tenant reimbursement and parking revenues - rental property operating and maintenance, real estate taxes and parking expenses) / (rental, tenant reimbursement and parking revenues).  Lease termination fees are reported as part of interest and other revenue in the consolidated statements of operations.

(4)	For a definition and discussion of FFO, see page 48. For a quantitative reconciliation of the differences between FFO and net loss, see page 15.
(5)
Calculated as earnings before interest, taxes and depreciation and amortization and preferred dividends, or EBITDA, of $(220,531), $62,637, $(317,416), $76,027 and $28,970, respectively, divided by cash paid for interest of $64,351, $66,005, $68,159, $68,288 and $73,055, respectively.  Cash paid for interest excludes default interest accrued totaling $9.3 million and $4.6 million related to Properties in Default for the three months ended December 31 and September 30, 2009, respectively.  For a discussion of EBITDA, see page 50.  For a quantitative reconciliation of the differences between EBITDA and net loss, see page 18.

(6)
Calculated as Adjusted EBITDA of $71,481, $74,557, $77,684, $77,218 and $78,970, respectively, divided by cash paid for interest of $64,351, $66,005, $68,159, $68,288 and $73,055, respectively.  For a discussion of Adjusted EBITDA, see page 50.

(7)	Calculated as EBITDA of $(220,531), $62,637, $(317,416), $76,027 and $28,970, respectively, divided by fixed charges of $70,562, $71,989, $74,033, $74,371 and $79,166, respectively.
(8)	Calculated as Adjusted EBITDA of $71,481, $74,557, $77,684, $77,218 and $78,970, respectively, divided by fixed charges of $70,562, $71,989, $74,033, $74,371 and $79,166, respectively.
(9)
Assumes 100% conversion of the limited partnership units in the Operating Partnership into shares of our common stock.  Our limited partners have the right to redeem all or part of their Operating Partnership units at any time.  At the time of redemption, we have the right to determine whether to redeem the Operating Partnership units for cash, based upon the fair market value of an equivalent number of shares of our common stock at the time of redemption, or exchange them for shares of our common stock on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuance of stock rights, specified extraordinary distribution and similar events.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2009

  Consolidated Balance Sheets
(unaudited and in thousands)

	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009	December 31, 2008

Assets
Investments in real estate	$3,852,198	$4,337,009	$4,559,872	$5,024,534	$5,026,688
Less: accumulated depreciation	(659,753)	(647,581)	(666,092)	(638,343)	(604,302)
	3,192,445	3,689,428	3,893,780	4,386,191	4,422,386

Cash, cash equivalents and restricted cash	242,718	222,109	223,223	256,558	280,166
Rents, deferred rents and other receivables, net	77,657	83,593	84,206	82,024	78,938
Deferred charges, net	134,952	154,488	165,696	176,916	184,156
Other assets	19,887	22,287	25,396	43,601	39,166
Investment in unconsolidated joint ventures	–	–	–	9,428	11,606
Assets associated with real estate held for sale	–	–	–	161,668	182,597
Total assets	$3,667,659	$4,171,905	$4,392,301	$5,116,386	$5,199,015

Liabilities and Deficit
Liabilities:
Mortgage and other secured loans	$4,248,975	$4,421,913	$4,600,771	$4,704,696	$4,714,090
Accounts payable, accrued interest payable and other liabilities	198,052	188,709	174,467	194,062	221,066
Acquired below-market leases, net	77,609	84,013	91,015	104,359	112,173
Obligations associated with real estate held for sale	–	–	–	169,929	171,348
Total liabilities	4,524,636	4,694,635	4,866,253	5,173,046	5,218,677

Deficit:
Stockholders' Deficit:
Common and preferred stock and additional paid-in capital	702,361	701,110	699,931	698,377	696,840
Accumulated deficit and dividends	(1,420,092)	(1,125,223)	(1,082,577)	(705,730)	(656,606)
Accumulated other comprehensive loss, net	(36,289)	(36,659)	(35,451)	(44,020)	(59,896)
Total stockholders' deficit	(754,020)	(460,772)	(418,097)	(51,373)	(19,662)
Noncontrolling Interests:
Common units of our Operating Partnership	(102,957)	(61,958)	(55,855)	(5,287)	–
Total deficit	(856,977)	(522,730)	(473,952)	(56,660)	(19,662)
Total liabilities and deficit	$3,667,659	$4,171,905	$4,392,301	$5,116,386	$5,199,015

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2009

  Consolidated Statements of Operations
(unaudited and in thousands, except share and per share amounts)

	For the Three Months Ended
	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009	December 31, 2008
Revenue:
Rental	$73,357	$72,684	$73,646	$71,586	$72,927
Tenant reimbursements	26,500	27,468	25,830	27,214	29,398
Hotel operations	5,565	4,916	5,148	4,994	6,448
Parking	11,839	11,808	11,540	11,988	12,373
Management, leasing and development services	1,567	1,550	1,747	2,030	1,305
Interest and other	563	429	1,942	837	1,671
Total revenue	119,391	118,855	119,853	118,649	124,122

Expenses:
Rental property operating and maintenance	29,543	27,955	27,203	26,377	28,783
Hotel operating and maintenance	3,763	3,371	3,481	3,449	4,021
Real estate taxes	8,313	10,196	11,057	11,057	11,072
Parking	3,268	3,254	3,381	3,704	3,917
General and administrative	10,325	8,603	7,914	8,264	8,038
Other expense	1,335	1,556	1,639	1,504	1,359
Depreciation and amortization	35,563	35,860	40,538	39,223	38,188
Impairment of long-lived assets	264,274	–	236,557	–	–
Interest	73,071	65,852	56,548	75,162	62,423
Total expenses	429,455	156,647	388,318	168,740	157,801

Loss from continuing operations before equity in net
loss of unconsolidated joint venture and gain on sale of real estate	(310,064)	(37,792)	(268,465)	(50,091)	(33,679)
Equity in net loss of unconsolidated joint venture	229	229	(9,120)	(1,739)	(330)
Gain on sale of real estate	–	–	–	20,350	–
Loss from continuing operations	(309,835)	(37,563)	(277,585)	(31,480)	(34,009)

Discontinued Operations:
Loss from discontinued operations before gain on sale of real estate	(26,084)	(11,017)	(151,023)	(27,310)	(57,530)
Gain on sale of real estate	–	–	–	2,170	–
Loss from discontinued operations	(26,084)	(11,017)	(151,023)	(25,140)	(57,530)

Net loss	(335,919)	(48,580)	(428,608)	(56,620)	(91,539)
Net loss attributable to common units of our Operating Partnership	41,633	6,517	52,924	7,496	–

Net loss attributable to Maguire Properties, Inc.	(294,286)	(42,063)	(375,684)	(49,124)	(91,539)
Preferred stock dividends	(4,766)	(4,766)	(4,766)	(4,766)	(4,766)

Net loss available to common stockholders	$(299,052)	$(46,829)	$(380,450)	$(53,890)	$(96,305)

Basic and diluted loss per common share:
Loss from continuing operations	$(5.70)	$(0.77)	$(5.18)	$(0.67)	$(0.81)
Loss from discontinued operations	(0.47)	(0.20)	(2.77)	(0.46)	(1.21)
Net loss available to common stockholders per share	$(6.17)	$(0.97)	$(7.95)	$(1.13)	$(2.02)
Weighted average number of common shares outstanding	48,463,476	48,285,111	47,836,591	47,788,028	47,777,101

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2009

Consolidated Statements of Discontinued Operations
(unaudited and in thousands)

	For the Three Months Ended
	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009	December 31, 2008
Revenue:
Rental	$4,590	$8,022	$15,179	$15,002	$13,571
Tenant reimbursements	714	1,160	807	625	447
Parking	515	692	1,264	1,270	1,122
Interest and other	150	126	460	458	916
Total revenue	5,969	10,000	17,710	17,355	16,056

Expenses:
Rental property operating and maintenance	1,438	2,788	5,442	5,088	5,204
Real estate taxes	711	1,123	2,282	2,314	2,144
Parking	216	384	807	764	746
Depreciation and amortization	1,709	3,262	5,729	6,387	7,963
Impairment of long-lived assets	25,992	10,131	148,116	23,500	50,000
Interest	1,673	3,066	5,980	6,401	7,529
Loss from early extinguishment of debt	314	263	377	211	–
Total expenses	32,053	21,017	168,733	44,665	73,586

Loss from discontinued operations before gain on sale of real estate	(26,084)	(11,017)	(151,023)	(27,310)	(57,530)
Gain on sale of real estate	–	–	–	2,170	–
Loss from discontinued operations	$(26,084)	$(11,017)	$(151,023)	$(25,140)	$(57,530)

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2009

 Consolidated Statements of Operations Related to Properties in Default (1)
(unaudited and in thousands)

	For the Three Months Ended
	December 31, 2009	September 30, 2009
Revenue:
Rental	$13,368	$13,028
Tenant reimbursements	2,679	3,610
Parking	1,374	1,421
Interest and other	247	106
Total revenue	17,668	18,165

Expenses:
Rental property operating and maintenance	4,553	4,915
Real estate taxes	1,715	1,910
Parking	393	445
Depreciation and amortization	5,020	5,900
Impairment of long-lived assets	2,094	–
Interest (2)	24,736	17,350
Total expenses	38,511	30,520

Loss from operations related to Properties in Default	$(20,843)	$(12,355)
__________
(1)
Properties in Default include the following: Stadium Towers Plaza, Park Place II, 2600 Michelson, Pacific Arts Plaza, 550 South Hope and 500 Orange Tower.  As of the date of this report, the mortgage loans on these properties are in default.

(2)
Includes default interest totaling $9.3 million and writeoff of deferred financing costs totaling $2.8 million for the three months ended December 31, 2009 and default interest totaling $4.6 million for the three months ended September 30, 2009, respectively.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2009

MMO Unconsolidated Joint Venture Statements of Operations
(unaudited and in thousands)

	For the Three Months Ended
	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009	December 31, 2008

Revenue:
Rental	$20,130	$19,532	$19,848	$20,389	$21,445
Tenant reimbursements	6,613	6,920	5,885	6,439	6,579
Parking	1,586	1,532	1,655	2,035	2,041
Interest and other	824	20	21	27	85
Total revenue	29,153	28,004	27,409	28,890	30,150

Expenses:
Rental property operating and maintenance	7,207	6,565	6,329	6,305	7,049
Real estate taxes	3,759	4,078	4,061	3,441	2,419
Parking	375	428	519	422	445
Depreciation and amortization	11,254	10,705	10,039	16,560	11,018
Impairment of long-lived assets	–	–	50,254	–	–
Interest	10,975	10,981	10,872	10,809	11,008
Other	1,210	1,302	1,257	1,247	1,370
Total expenses	34,780	34,059	83,331	38,784	33,309

Net loss	$(5,627)	$(6,055)	$(55,922)	$(9,894)	$(3,159)

Company share	$(1,126)	$(1,211)	$(11,184)	$(1,979)	$(631)
Intercompany eliminations	281	280	279	240	301
Unallocated losses	1,074	1,160	1,785	–	–

Equity in net loss of unconsolidated joint venture	$229	$229	$(9,120)	$(1,739)	$(330)

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2009

 Funds from Operations
(unaudited and in thousands, except share and per share amounts)

		For the Three Months Ended
		December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009	December 31, 2008

Reconciliation of net loss available to common stockholders to funds from operations:

Net loss available to common stockholders		$(299,052)	$(46,829)	$(380,450)	$(53,890)	$(96,305)

Add:	Depreciation and amortization of real estate assets	37,186	39,038	46,183	45,526	46,052
	Depreciation and amortization of real estate assets - unconsolidated joint venture (1)	2,251	2,141	2,008	3,312	2,204
	Net loss attributable to common units of our Operating Partnership	(41,633)	(6,517)	(52,924)	(7,496)	–
	Unallocated losses - unconsolidated joint venture (1)	(1,074)	(1,160)	(1,785)	–	–

Deduct:	Gains on sale of real estate	–	–	–	22,520	–

Funds from operations available to common stockholders and unit holders (FFO) (2)		$(302,322)	$(13,327)	$(386,968)	$(35,068)	$(48,049)

Company share of FFO (3)		$(265,377)	$(11,699)	$(339,712)	$(30,786)	$(42,180)

FFO per share - basic		$(5.48)	$(0.24)	$(7.10)	$(0.64)	$(0.88)
FFO per share - diluted		$(5.48)	$(0.24)	$(7.10)	$(0.64)	$(0.88)

Weighted average number of common shares outstanding - basic		48,463,476	48,285,111	47,836,591	47,788,028	47,777,101
Weighted average number of common and common equivalent shares outstanding - diluted		49,108,575	48,592,128	47,837,083	47,788,795	47,777,868
Weighted average diluted shares and units		55,783,148	55,266,701	54,511,656	54,463,368	54,452,441

Reconciliation of FFO to FFO before specified items: (2)

FFO available to common stockholders and unit holders (FFO)		$(302,322)	$(13,327)	$(386,968)	$(35,068)	$(48,049)
Add:	Loss from early extinguishment of debt	314	263	377	211	–
	Unrealized loss on forward-starting interest rate swap	–	–	(15,255)	15,255	–
	Realized loss on forward-starting interest rate swap	–	–	11,340	–	–
	Default interest accrued on Properties in Default	9,342	4,561	–	–	–
	Writeoff of deferred financing costs related to Properties in Default	2,769	–	–	–	–
	Severance-related charges	–	1,526	–	–	–
	1733 Ocean lease termination charge	1,342	–	–	–	–
	Impairment of long-lived assets	290,266	10,131	384,673	23,500	50,000
	Impairment of long-lived assets - unconsolidated joint venture (1)	–	–	10,050	–	–
FFO before specified items		$1,801	$3,154	$4,217	$3,898	$1,951

Company share of FFO before specified items (3)		$1,581	$2,769	$3,702	$3,422	$1,713

FFO per share before specified items - basic		$0.03	$0.06	$0.08	$0.07	$0.04
FFO per share before specified items - diluted		$0.03	$0.06	$0.08	$0.07	$0.04
__________
(1)	Amount represents our 20% ownership interest in the MMO joint venture.
(2)	For the definition and discussion of FFO and FFO before specified items, see page 48.
(3)	Based on a weighted average interest in our Operating Partnership of approximately 87.8% for all periods presented.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2009

 Adjusted Funds from Operations (1)
(unaudited and in thousands)

		For the Three Months Ended
		December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009	December 31, 2008

FFO		$(302,322)	$(13,327)	$(386,968)	$(35,068)	$(48,049)
Add:	Non-real estate depreciation	86	84	84	84	99
	Straight line ground lease expense	512	511	511	511	51
	Amortization of deferred financing costs	1,726	1,901	1,955	2,259	2,243
	Unrealized loss on forward-starting interest rate swap	–	–	(15,255)	15,255	–
	Realized loss on forward-starting interest rate swap	–	–	11,340	–	–
	Default interest accrued on Properties in Default	9,342	4,561	–	–	–
	Writeoff of deferred financing costs related to Properties in Default	2,769	–	–	–	–
	Non-cash stock compensation	1,218	1,182	1,539	1,500	1,443
	Impairment of long-lived assets	290,266	10,131	384,673	23,500	50,000
	Impairment of long-lived assets - unconsolidated joint venture (2)	–	–	10,050	–	–
	Loss from early extinguishment of debt	314	263	377	211	–

Deduct:	Straight line rent	4,148	3,758	5,023	4,094	3,784
	Fair value lease revenue	4,406	4,532	5,900	5,057	5,643
	Capitalized payments (3)	3,435	4,196	3,550	4,877	5,520
	Non-recoverable capital expenditures	338	614	923	1,077	620
	Recoverable capital expenditures	588	390	320	90	704
	Hotel improvements, equipment upgrades and replacements	577	62	251	113	290
	2nd generation tenant improvements and leasing commissions (4), (5)	1,290	1,348	1,664	2,336	7,878
	MMO joint venture AFFO adjustments (2)	925	439	1,294	611	532

Adjusted funds from operations (AFFO)		$(11,796)	$(10,033)	$(10,619)	$(10,003)	$(19,184)
__________
(1)	For the definition and computation method of AFFO, see page 49. For a quantitative reconciliation of the differences between AFFO and cash flows from operating activities, see page 18.
(2)	Amount represents our 20% ownership interest in the MMO joint venture.
(3)	Includes capital lease principal payments, regular principal payments required to service our debt, capitalized leasing and development payroll, and capitalized interest.
(4)
Excludes 1st generation tenant improvements and leasing commissions of $3.8 million, $5.4 million, $4.9 million, $1.4 million and $6.2 million for the three months ended December 31, September 30, June 30 and March 31, 2009 and December 31, 2008, respectively.

(5)
Excludes tenant improvements and leasing commissions paid using cash reserves that were funded through loan proceeds upon acquisition or debt refinancing of $0.3 million, $0.2 million, $0.7 million, $4.7 million and $6.2 million for the three months ended December 31, September 30, June 30 and March 31, 2009 and December 31, 2008, respectively.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2009

 Adjusted Funds from Operations Related to Properties in Default (1)
(unaudited and in thousands)

		For the Three Months Ended
		December 31, 2009	September 30, 2009

FFO		$(15,823)	$(6,455)
Add:	Amortization of deferred financing costs	166	166
	Writeoff of deferred financing costs	2,769	-
	Default interest accrued	9,342	4,561
	Impairment of long-lived assets	2,094	-

Deduct:	Straight line rent	1,998	1,035
	Fair value lease revenue	1,500	1,491
	Capitalized payments (2)	345	326
	Non-recoverable capital expenditures	1	1
	Recoverable capital expenditures	–	32
	2nd generation tenant improvements and leasing commissions	86	5

Adjusted funds from operations related to Properties in Default		$(5,042)	$(4,618)
__________
(1)
Properties in Default include the following: Stadium Towers Plaza, Park Place II, 2600 Michelson, Pacific Arts Plaza, 550 South Hope and 500 Orange Tower.  As of the date of this report, the mortgage loans on these properties are in default.

(2)	Includes regular principal payments related to the Park Place II mortgage loan.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2009

Reconciliation of Earnings before Interest, Taxes and Depreciation and Amortization (1) and Adjusted Funds from Operations (2)
(unaudited and in thousands)

		For the Three Months Ended
		December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009	December 31, 2008
Reconciliation of net loss to earnings before interest, taxes and depreciation and amortization (EBITDA):

Net loss		$(335,919)	$(48,580)	$(428,608)	$(56,620)	$(91,539)
Add:	Interest expense (3)	74,744	68,918	62,528	81,563	69,952
	Company share of interest expense included in unconsolidated joint venture	2,195	2,196	2,174	2,162	2,202
	Depreciation and amortization (4)	37,272	39,122	46,267	45,610	46,151
	Company share of depreciation and amortization included in unconsolidated joint venture	2,251	2,141	2,008	3,312	2,204
Deduct:	Unallocated losses from unconsolidated joint venture	1,074	1,160	1,785	–	–

EBITDA		$(220,531)	$62,637	$(317,416)	$76,027	$28,970

EBITDA		$(220,531)	$62,637	$(317,416)	$76,027	$28,970
Add:	Loss from early extinguishment of debt	314	263	377	211	–
	Severance-related charges	–	1,526	–	–	–
	1733 Ocean lease termination charge	1,432	–	–	–	–
	Impairment of long-lived assets	290,266	10,131	384,673	23,500	50,000
	Company share of impairment of long-lived assets included in unconsolidated joint venture	–	–	10,050	–	–
Deduct:	Gains on sale of real estate	–	–	–	22,520	–

Adjusted EBITDA		$71,481	$74,557	$77,684	$77,218	$78,970

Reconciliation of cash flows from operating activities to adjusted funds from operations (AFFO):

Cash flows from operating activities		$4,456	$11,029	$(248)	$(8,254)	$(26,978)
Changes in other assets and liabilities		(13,459)	(18,648)	(7,213)	1,867	17,286
Non-recoverable capital expenditures		(338)	(614)	(923)	(1,077)	(620)
Recoverable capital expenditures		(588)	(390)	(320)	(90)	(704)
Hotel improvements, equipment upgrades and replacements		(577)	(62)	(251)	(113)	(290)
2nd generation tenant improvements and leasing commissions (5), (6)		(1,290)	(1,348)	(1,664)	(2,336)	(7,878)

AFFO		$(11,796)	$(10,033)	$(10,619)	$(10,003)	$(19,184)
__________
(1)	For the definition and discussion of EBITDA and Adjusted EBITDA, see page 50.
(2)	For the definition and discussion of AFFO, see page 49.
(3)
Includes interest expense of $1.7 million, $3.1 million, $6.0 million, $6.4 million and $7.5 million for the three months ended December 31, September 30, June 30 and March 31, 2009 and December 31, 2008, respectively, related to discontinued operations.

(4)
Includes depreciation and amortization of $1.7 million, $3.3 million, $5.7 million, $6.4 million and $8.0 million for the three months ended December 31, September 30, June 30 and March 31, 2009 and December 31, 2008, respectively, related to discontinued operations.

(5)
Excludes 1st generation tenant improvements and leasing commissions of $3.8 million, $5.4 million, $4.9 million, $1.4 million and $6.2 million for the three months ended December 31, September 30, June 30 and March 31, 2009 and December 31, 2008, respectively.

(6)
Excludes tenant improvements and leasing commissions paid using cash reserves that were funded through loan proceeds upon acquisition or debt refinancing of $0.3 million, $0.2 million, $0.7 million, $4.7 million and $6.2 million for the three months ended December 31, September 30, June 30 and March 31, 2009 and December 31, 2008, respectively.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2009

Capital Structure

Debt
(in thousands)
		Balance as of
		December 31, 2009

Mortgage and other secured loans		$4,248,975
Company share of MMO joint venture debt		160,822
Total combined debt		$4,409,797

Equity
(in thousands)

	Shares Outstanding	Total Liquidation Preference

Preferred stock	10,000	$250,000
	Shares & Units Outstanding	Market Value (1)

Common stock	47,964	$72,426

Noncontrolling common units of our Operating Partnership	6,675	10,079
Total common equity	54,639	$82,505

Total consolidated market capitalization		$4,581,480

Total combined market capitalization (2)		$4,742,302
__________
(1)	Value based on the NYSE closing price of $1.51 on December 31, 2009.
(2)	Includes our share of Maguire Macquarie Office ("MMO") joint venture debt.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2009

Debt Summary
(in thousands, except percentages)

	Maturity Date	Principal Amount as of December 31, 2009	% of Debt	Interest Rate as of December 31, 2009 (1)
Floating-Rate Debt

Repurchase facility (2)	May 1, 2011	$22,420	0.53%	2.98%

Construction Loans:
17885 Von Karman	June 30, 2010	24,154	0.57%	5.00%
207 Goode (3)	May 1, 2010	22,444	0.53%	2.03%
2385 Northside Drive	August 6, 2010	17,506	0.41%	5.00%
Total construction loans		64,104	1.51%	3.96%

Variable-Rate Mortgage Loans:
Griffin Towers (4)	May 1, 2010	125,000	2.94%	6.50%
Plaza Las Fuentes (5)	September 29, 2010	92,600	2.17%	3.48%
Brea Corporate Place (6)	May 1, 2010	70,468	1.65%	2.18%
Brea Financial Commons (6)	May 1, 2010	38,532	0.91%	2.18%
Total variable-rate mortgage loans		326,600	7.67%	4.20%

Variable-Rate Swapped to Fixed-Rate Loans:
KPMG Tower (7)	October 9, 2012	400,000	9.40%	7.16%
207 Goode (3)	May 1, 2010	25,000	0.59%	7.36%
Total variable-rate swapped to fixed-rate loans		425,000	9.99%	7.18%

Total floating-rate debt		838,124	19.70%	5.66%

Fixed-Rate Debt
Wells Fargo Tower	April 6, 2017	550,000	12.92%	5.68%
Two California Plaza	May 6, 2017	470,000	11.04%	5.50%
Gas Company Tower	August 11, 2016	458,000	10.76%	5.10%
777 Tower	November 1, 2013	273,000	6.41%	5.84%
US Bank Tower	July 1, 2013	260,000	6.11%	4.66%
City Tower	May 10, 2017	140,000	3.29%	5.85%
Glendale Center	August 11, 2016	125,000	2.94%	5.82%
801 North Brand	April 6, 2015	75,540	1.78%	5.73%
Mission City Corporate Center	April 1, 2012	52,000	1.22%	5.09%
The City - 3800 Chapman	May 6, 2017	44,370	1.04%	5.93%
701 North Brand	October 1, 2016	33,750	0.79%	5.87%
700 North Central	April 6, 2015	27,460	0.65%	5.73%
Griffin Towers Senior Mezzanine	May 1, 2011	20,000	0.47%	13.00%

Total fixed-rate debt		2,529,120	59.42%	5.52%

Total debt, excluding Properties in Default		3,367,244	79.12%	5.56%

Properties in Default
Pacific Arts Plaza (8)	April 1, 2012	270,000	6.34%	9.15%
550 South Hope Street (9)	May 6, 2017	200,000	4.70%	10.67%
500 Orange Tower (10)	May 6, 2017	110,000	2.59%	5.88%
2600 Michelson (11)	May 10, 2017	110,000	2.59%	10.69%
Stadium Towers Plaza (12)	May 11, 2017	100,000	2.35%	10.78%
Park Place II (13)	March 11, 2012	98,482	2.31%	10.39%

Total Properties in Default		888,482	20.88%	9.60%

Total consolidated debt		4,255,726	100.00%	6.40%

Debt discount		(6,751)

Total consolidated debt, net		$4,248,975

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2009

Debt Summary (continued)
(in thousands, except percentages)

__________
(1)
The December 31, 2009 one-month LIBOR rate of 0.23% was used to calculate interest on the variable-rate loans, except for the 17885 Von Karman and 2385 Northside Drive construction loans which were calculated using the floor interest rate under the loan agreements of 5.00%.

(2)	This loan currently bears interest at a variable rate of LIBOR plus 2.75%, increasing to LIBOR plus 3.75% in June 2010.
(3)
This loan bears interest at LIBOR plus 1.80%.  We have entered into an interest rate swap agreement to hedge this loan up to $25.0 million, which effectively fixes the LIBOR rate at 5.564%.  One one-year extension is available at our option, subject to certain conditions, some of which we may be unable to fulfill.

(4)
This loan bears interest at a rate of the greater of LIBOR or 3.00%, plus 3.50%.  As required by the loan agreement, we have entered into an interest rate cap agreement that limits the LIBOR portion of the interest rate to 5.00% during the loan term, excluding the extension period.  One one-year extension is available at our option, subject to certain conditions, some of which we may be unable to fulfill.

(5)
As required by the loan agreement, we have entered into an interest rate cap agreement that limits the LIBOR portion of the interest rate to 4.75% during the loan term, excluding extension periods.  Three one-year extensions are available at our option, subject to certain conditions, some of which we may be unable to fulfill.

(6)
As required by the loan agreement, we have entered into an interest rate cap agreement that limits the LIBOR portion of the interest rate to 6.50% during the loan term, excluding extension periods.  Two one-year extensions are available at our option, subject to certain conditions, some of which we may be unable to fulfill.

(7)	This loan bears interest at a rate of LIBOR plus 1.60%. We have entered into an interest rate swap agreement to hedge this loan, which effectively fixes the LIBOR rate at 5.564%.
(8)
Our special purpose property-owning subsidiary that owns the Pacific Arts Plaza property failed to make the debt service payments under this loan that were due beginning on September 1, 2009 and continuing through and including March 1, 2010.  The interest rate shown for this loan is the default rate as defined in the loan agreement.

(9)
Our special purpose property-owning subsidiary that owns the 550 South Hope property failed to make the debt service payments under this loan that were due beginning on August 6, 2009 and continuing through and including March 6, 2010.  The interest rate shown for this loan is the default rate as defined in the loan agreement.

(10)
Our special purpose property-owning subsidiary that owns the 500 Orange Tower property failed to make the debt service payments under this loan that were due beginning on January 6, 2010 and continuing through and including March 6, 2010.

(11)
Our special purpose property-owning subsidiary that owns the 2600 Michelson property failed to make the debt service payments under this loan that were due beginning on August 11, 2009 and continuing through and including March 11, 2010.  The interest rate shown for this loan is the default rate as defined in the loan agreement.  This property was placed in receivership in November 2009.

(12)
Our special purpose property-owning subsidiary that owns the Stadium Towers Plaza property failed to make the debt service payments under this loan that were due beginning on August 11, 2009 and continuing through and including March 11, 2010.  The interest rate shown for this loan is the default rate as defined in the loan agreement.

(13)
Our special purpose property-owning subsidiary that owns the Park Place II property failed to make the debt service payments under this loan that were due beginning on August 11, 2009 and continuing through and including March 11, 2010.  The interest rate shown for this loan is the default rate as defined in the loan agreement.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2009

MMO Joint Venture Debt Summary
 (in thousands, except percentages)

	Maturity Date	Principal Amount as of December 31, 2009	% of Debt	Interest Rate as of December 31, 2009

Fixed-Rate Debt
Wells Fargo Center (Denver, CO)	April 6, 2015	$276,000	34.41%	5.26%
One California Plaza	December 1, 2010	140,202	17.48%	4.73%
San Diego Tech Center	April 11, 2015	133,000	16.58%	5.70%
Quintana Campus (1)	December 11, 2011	106,000	13.21%	5.07%
Cerritos Corporate Center	February 1, 2016	95,000	11.84%	5.54%
Stadium Gateway	February 1, 2016	52,000	6.48%	5.66%
Total fixed-rate debt		802,202	100.00%	5.27%

Debt premium, net of discount		1,908
Total joint venture debt, net		$804,110

Our portion of joint venture debt (2)		$160,822
__________
(1)	The MMO joint venture defaulted on its Quintana mortgage loan by failing to make its required debt service payments. This property was placed in receivership in November 2009.
(2)	We own 20% of the MMO joint venture.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2009

Debt Maturities
(in thousands, except percentages)

	2010	2011	2012	2013	2014	Thereafter	Total
Floating-Rate Debt

Repurchase facility	$7,420	$15,000	$–	$–	$–	$–	$22,420

Construction Loans:
17885 Von Karman	24,154	–	–	–	–	–	24,154
207 Goode (1)	22,444	–	–	–	–	–	22,444
2385 Northside Drive	17,506	–	–	–	–	–	17,506
Total construction loans	64,104	–	–	–	–	–	64,104

Variable-Rate Mortgage Loans:
Griffin Towers (1)	125,000	–	–	–	–	–	125,000
Plaza Las Fuentes (2)	92,600	–	–	–	–	–	92,600
Brea Corporate Place (3)	70,468	–	–	–	–	–	70,468
Brea Financial Commons (3)	38,532	–	–	–	–	–	38,532

Total variable-rate mortgage loans	326,600	–	–	–	–	–	326,600

Variable-Rate Swapped to Fixed-Rate Loans:
KPMG Tower	–	–	400,000	–	–	–	400,000
207 Goode (1)	25,000	–	–	–	–	–	25,000

Total variable-rate swapped to fixed-rate loans	25,000	–	400,000	–	–	–	425,000

Total floating-rate debt	423,124	15,000	400,000	–	–	–	838,124

Fixed-Rate Debt
Wells Fargo Tower	–	–	–	–	–	550,000	550,000
Two California Plaza	–	–	–	–	–	470,000	470,000
Gas Company Tower	–	–	–	–	–	458,000	458,000
777 Tower	–	–	–	273,000	–	–	273,000
US Bank Tower	–	–	–	260,000	–	–	260,000
City Tower	–	–	–	–	–	140,000	140,000
Glendale Center	–	–	–	–	–	125,000	125,000
801 North Brand	–	–	–	–	–	75,540	75,540
Mission City Corporate Center	–	–	52,000	–	–	–	52,000
The City - 3800 Chapman	–	–	–	–	–	44,370	44,370
701 North Brand	–	–	–	–	–	33,750	33,750
700 North Central	–	–	–	–	–	27,460	27,460
Griffin Towers Senior Mezzanine	–	20,000	–	–	–	–	20,000

Total fixed-rate debt	–	20,000	52,000	533,000	–	1,924,120	2,529,120

Total debt, excluding Properties in Default	423,124	35,000	452,000	533,000	–	1,924,120	3,367,244

Debt discount	–	–	–	(2,509)	–	(3,474)	(5,983)
Total debt, excluding Properties in Default, net	423,124	35,000	452,000	530,491	–	1,920,646	3,361,261

Properties in Default (4)
Pacific Arts Plaza	–	–	270,000	–	–	–	270,000
550 South Hope Street	–	–	–	–	–	200,000	200,000
500 Orange Tower	–	–	–	–	–	110,000	110,000
2600 Michelson	–	–	–	–	–	110,000	110,000
Stadium Towers Plaza	–	–	–	–	–	100,000	100,000
Park Place II	1,746	1,266	95,470	–	–	–	98,482

Total Properties in Default	1,746	1,266	365,470	–	–	520,000	888,482

Debt discount	–	–	–	–	–	(768)	(768)

Total Properties in Default, net	1,746	1,266	365,470	–	–	519,232	887,714

Total consolidated debt, net	$424,870	$36,266	$817,470	$530,491	$–	$2,439,878	$4,248,975

Weighted average interest rate, excluding Properties in Default	4.33%	8.71%	6.93%	5.27%	–	5.53%	5.56%
Weighted average interest rate, Properties in Default	10.39%	10.39%	9.48%	–	–	9.68%	9.60%
Weighted average interest rate, consolidated	4.36%	8.76%	8.07%	5.27%	–	6.41%	6.40%
__________
(1)	One one-year extension is available at our option, subject to certain conditions, some of which we may be unable to fulfill.
(2)	Three one-year extensions are available at our option, subject to certain conditions, some of which we may be unable to fulfill.
(3)	Two one-year extensions are available at our option, subject to certain conditions, some of which we may be unable to fulfill.
(4)
The maturity dates shown above for the Properties in Default reflect the contractual maturity dates per the loan agreements.  The actual settlement dates for these loans will depend upon when the properties are disposed of either by the Company or the special servicer, as applicable.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2009

 MMO Joint Venture Debt Maturities
(in thousands, except percentages)

	2010	2011	2012	2013	2014	Thereafter	Total

Fixed-Rate Debt
Wells Fargo Center (Denver, CO)	$–	$–	$–	$–	$–	$276,000	$276,000
One California Plaza	140,202	–	–	–	–	–	140,202
San Diego Tech Center	–	–	–	–	–	133,000	133,000
Quintana Campus (1)	–	106,000	–	–	–	–	106,000
Cerritos Corporate Center	–	1,054	1,330	1,406	1,486	89,724	95,000
Stadium Gateway	–	–	–	–	–	52,000	52,000
	140,202	107,054	1,330	1,406	1,486	550,724	802,202

Debt premium, net of discount	(371)	(59)	–	–	–	2,338	1,908

Total joint venture debt, net	$139,831	$106,995	$1,330	$1,406	$1,486	$553,062	$804,110

Weighted average interest rate	4.73%	5.07%	5.54%	5.54%	5.54%	5.45%	5.27%
__________
(1)
The MMO joint venture defaulted on its Quintana mortgage loan by failing to make its required debt service payments.  This property is currently in receivership.  The maturity date shown above reflects the contractual maturity date per the loan agreement.  The actual settlement date for this loan will depend upon when the property is disposed of by the special servicer.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2009

Portfolio Data

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2009

 Same Store Analysis
(unaudited and in thousands, except percentages)

	For the Three Months Ended December 31, (1)				For the Year Ended December 31, (2)
	2009	2008	% Change		2009	2008	% Change
Total Same Store Portfolio
Number of properties	19	19			17	17
Square feet as of December 31	10,790,937	10,781,142			10,550,772	10,540,977
Percentage of wholly-owned Office Portfolio	100.0%	100.0%			97.8%	97.8%
Weighted average leased percentage (3)	84.5%	84.1%			85.3%	85.6%

GAAP
Breakdown of Net Operating Income:
Operating revenue	$94,405	$96,938	(2.6)%		$374,578	$374,375	0.1%
Operating expenses	34,316	35,590	(3.6)%		133,354	135,398	(1.5)%
Other expense	1,264	804	57.2%	(4)	5,055	4,833	4.6%
Net operating income	$58,825	$60,544	(2.8)%		$236,169	$234,144	0.9%

CASH BASIS
Breakdown of Net Operating Income:
Operating revenue	$90,550	$91,666	(1.2)%		$356,128	$347,246	2.6%
Operating expenses	34,316	35,590	(3.6)%		133,354	135,398	(1.5)%
Other expense	743	743	–		2,971	2,966	0.2%
Net operating income	$55,491	$55,333	0.3%		$219,803	$208,882	5.2%
__________
(1)	Properties included in the Same Store analysis are the properties in our Office Portfolio, with the exception of the Properties in Default and our joint venture properties.
(2)
Properties included in the Same Store analysis are the properties in our Office Portfolio, with the exception of the Properties in Default, our joint venture properties, 2385 Northside Drive and 17885 Von Karman buildings.

(3)	Represents weighted average leased amounts for the Same Store portfolio.
(4)	Increase due to higher ground lease expense during 2009.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2009

 Portfolio Overview

Property by Submarket				Ownership	Square Feet			Leased % and In-Place Rents
Property	Number of Buildings	Number of Tenants	Year Built / Renovated	%	Net Building Rentable	Effective (1)	% of Net Rentable	% Leased	Total Annualized Rents (2)	Effective Annualized Rents (2)	Annualized Rent $/RSF (3)

Office Properties
Los Angeles County
Los Angeles Central Business District:
Gas Company Tower	1	17	1991	100%	1,323,651	1,323,651	9.28%	92.5%	$35,175,467	$35,175,467	$28.74
US Bank Tower	1	43	1989	100%	1,414,410	1,414,410	9.92%	62.2%	23,845,299	23,845,299	27.10
Wells Fargo Tower	2	61	1982	100%	1,396,941	1,396,941	9.80%	94.5%	28,289,616	28,289,616	21.43
Two California Plaza	1	62	1992	100%	1,327,663	1,327,663	9.31%	84.3%	22,135,683	22,135,683	19.79
KPMG Tower	1	21	1983	100%	1,143,646	1,143,646	8.03%	94.0%	24,721,196	24,721,196	23.00
777 Tower	1	36	1991	100%	1,011,124	1,011,124	7.09%	92.0%	19,910,852	19,910,852	21.40
One California Plaza	1	28	1985	20%	1,009,328	201,866	7.08%	76.5%	16,529,638	3,305,928	21.40
Total LACBD Submarket	8	268			8,626,763	7,819,301	60.51%	84.9%	170,607,751	157,384,041	23.31

Tri-Cities Submarket:
Glendale Center	2	4	1973/1996	100%	387,545	387,545	2.72%	100.0%	8,731,117	8,731,117	22.53
801 North Brand	1	28	1987	100%	282,788	282,788	1.98%	82.3%	4,630,566	4,630,566	19.91
701 North Brand	1	13	1978	100%	131,129	131,129	0.92%	97.2%	2,267,768	2,267,768	17.80
700 North Central	1	14	1979	100%	134,168	134,168	0.94%	75.5%	1,701,162	1,701,162	16.79
Plaza Las Fuentes	3	9	1989	100%	192,958	192,958	1.36%	100.0%	5,163,295	5,163,295	26.76
Total Tri-Cities Submarket	8	68			1,128,588	1,128,588	7.92%	92.3%	22,493,908	22,493,908	21.59

Cerritos Office Submarket:
Cerritos - Phase I	1	1	1999	20%	221,968	44,394	1.55%	100.0%	6,317,209	1,263,442	28.46
Cerritos - Phase II	1	–	2001	20%	104,567	20,913	0.73%	100.0%	2,482,421	496,484	23.74
Total Cerritos Submarket	2	1			326,535	65,307	2.28%	100.0%	8,799,630	1,759,926	26.95

Total Los Angeles County	18	337			10,081,886	9,013,196	70.71%	86.2%	$201,901,289	$181,637,875	$23.24

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2009

 Portfolio Overview (continued)

Property by Submarket				Ownership	Square Feet			Leased % and In-Place Rents
Property	Number of Buildings	Number of Tenants	Year Built / Renovated	%	Net Building Rentable	Effective (1)	% of Net Rentable	% Leased	Total Annualized Rents (2)	Effective Annualized Rents (2)	Annualized Rent $/RSF (3)

Office Properties
Orange County
John Wayne Airport Submarket:
17885 Von Karman Avenue	1	1	2008	100%	151,370	151,370	1.06%	37.8%	$893,120	$893,120	$15.59
Total Airport Submarket	1	1			151,370	151,370	1.06%	37.8%	893,120	893,120	15.59

Costa Mesa Submarket:
Griffin Towers	2	41	1987	100%	547,432	547,432	3.84%	80.1%	6,813,656	6,813,656	15.54
Total Costa Mesa Submarket	2	41			547,432	547,432	3.84%	80.1%	6,813,656	6,813,656	15.54

Central Orange Submarket:
3800 Chapman	1	2	1984	100%	158,767	158,767	1.11%	75.9%	2,558,711	2,558,711	21.25
City Tower	1	23	1988	100%	412,427	412,427	2.89%	82.2%	7,385,313	7,385,314	21.78
Stadium Gateway	1	8	2001	20%	272,826	54,565	1.92%	88.0%	5,186,707	1,037,341	21.61
Total Central Orange Submarket	3	33			844,020	625,759	5.92%	82.9%	15,130,731	10,981,366	21.63

Other:
Brea Corporate Place	2	20	1987	100%	329,949	329,949	2.32%	64.1%	3,407,646	3,407,646	16.12
Brea Financial Commons	3	2	1987	100%	165,540	165,540	1.16%	90.7%	2,960,848	2,960,848	19.73
Total Other	5	22			495,489	495,489	3.48%	73.0%	6,368,494	6,368,494	17.62

Total Orange County	11	97			2,038,311	1,820,050	14.30%	76.4%	$29,206,001	$25,056,636	$18.76

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2009

Portfolio Overview (continued)

Property by Submarket				Ownership	Square Feet			Leased % and In-Place Rents
Property	Number of Buildings	Number of Tenants	Year Built / Renovated	%	Net Building Rentable	Effective (1)	% of Net Rentable	% Leased	Total Annualized Rents (2)	Effective Annualized Rents (2)	Annualized Rent $/RSF (3)

Office Properties
San Diego County
Sorrento Mesa Submarket:
San Diego Tech Center	11	23	1984/1986	20%	646,114	129,223	4.53%	79.7%	$10,544,982	$2,108,996	$20.48
Total Sorento Mesa Submarket	11	23			646,114	129,223	4.53%	79.7%	10,544,982	2,108,996	20.48

Mission Valley Submarket:
Mission City Corporate Center	3	11	1990	100%	190,634	190,634	1.34%	78.5%	3,638,406	3,638,406	24.31
2385 Northside Drive	1	2	2008	100%	88,795	88,795	0.62%	71.8%	906,326	906,326	14.22
Total Mission Valley Submarket	4	13			279,429	279,429	1.96%	76.4%	4,544,732	4,544,732	21.30

Total San Diego County	15	36			925,543	408,652	6.49%	78.7%	$15,089,714	$6,653,728	$20.72

Other
Denver, CO - Downtown Submarket:
Wells Fargo Center - Denver	1	39	1983	20%	1,211,746	242,349	8.50%	92.2%	$22,727,632	$4,545,526	$20.35
Total Other	1	39			1,211,746	242,349	8.50%	92.2%	22,727,632	4,545,526	20.35

Total Office Properties	45	509			14,257,486	11,484.247	100.00%	84.8%	$268,924,636	$217,893,765	$22.24
Effective Office Properties					11,484,247			84.6%			$22.43

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2009

 Portfolio Overview (continued)

Property by Submarket				Ownership	Square Feet			Leased % and In-Place Rents
Property	Number of Buildings	Number of Tenants	Year Built / Renovated	%	Net Building Rentable	Effective (1)	% of Net Rentable	% Leased	Total Annualized Rents (2)	Effective Annualized Rents (2)	Annualized Rent $/RSF (3)

Properties in Default
550 South Hope Street	1	36	1991	100%	565,738	565,738		83.0%	$8,768,888	$8,768,888	$18.68
2600 Michelson	1	23	1986	100%	308,329	308,329		67.7%	4,286,445	4,286,445	20.54
Stadium Towers Plaza	1	24	1988	100%	258,358	258,358		57.4%	3,053,458	3,053,458	20.60
500 Orange Tower	3	32	1987	100%	335,507	335,507		69.9%	4,476,738	4,476,738	19.08
Park Place Office (3121)	1	6	1977/2002	100%	150,585	150,585		79.5%	1,519,127	1,519,127	12.70
Park Place II (Retail - The Shops)	8	23	1981	100%	122,533	122,533		88.1%	3,301,396	3,301,396	30.56
Pacific Arts Plaza	8	41	1982	100%	787,016	787,016		78.3%	13,778,809	13,778,809	22.37
Quintana Campus	4	2	1989/2004	20%	414,595	82,919		39.6%	2,614,977	522,995	15.92
Total Properties in Default	27	187			2,942,661	2,610,985		70.3%	$41,799,838	$39,707,856	$20.20

Total Office and Properties in Default					17,200,147	14,095,232		82.3%
Effective Office and Properties in Default					14,095,232			82.7%

Hotel Property					SQFT	Effective SQFT	Number of Rooms
Westin Hotel, Pasadena, CA				100%	266,000	266,000	350
Total Hotel Property					266,000	266,000	350

Total Office, Properties in Default and Hotel Properties					17,466,147	14,361,232
Parking Properties					SQFT	Effective SQFT	Vehicle Capacity	Effective Vehicle Capacity	Annualized Parking Revenue (4)	Effective Annualized Parking Revenue (5)	Effective Annualized Parking Revenue per Vehicle Capacity (6)
On-Site Parking					6,860,214	5,367,856	20,791	16,342	$37,149,575	$32,075,291	$1,963
Off-Site Garages					1,714,435	1,714,435	5,729	5,729	11,934,539	11,934,539	2,083
Properties in Default					2,727,880	2,403,240	9,973	8,543	5,495,446	5,495,446	643
Total Parking Properties					11,302,529	9,485,531	36,493	30,614	$54,579,560	$49,505,276	1,617

Total Office, Properties in Default, Hotel and Parking Properties					28,768,676	23,846,763
__________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture portfolio.
(2)
Annualized rent represents the annualized monthly contractual rent under existing leases as of December 31, 2009. This amount reflects total base rent before any one-time or non-recurring rent abatements but after annually recurring rent credits and is shown on a net basis; thus, for any tenant under a partial gross lease, the expense stop, or under a fully gross lease, the current year operating expenses (which may be estimates as of such date), are subtracted from gross rent.

(3)	Annualized rent per rentable square foot represents annualized rent as computed above, divided by the total square footage under lease as of the same date.
(4)	Annualized parking revenue represents the annualized quarterly parking revenue as of December 31, 2009.
(5)
Effective annualized parking revenue represents the annualized quarterly parking revenue as of December 31, 2009 adjusted to include 100% of our consolidated portfolio and 20% of our MMO joint venture portfolio.

(6)	Effective annualized parking revenue per vehicle capacity represents the effective annualized parking revenue divided by the effective vehicle capacity.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2009

Portfolio Geographic Distribution (Excluding Properties in Default) (1)

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2009

Portfolio Overview — Leased Rates and Weighted Average Remaining Lease Term

	Ownership Interest	Weighted Average Remaining Lease Term	% Leased
	( % )	(in years)	Q4 2009	Q3 2009	Q2 2009	Q1 2009	Q4 2008
Office Properties
Gas Company Tower	100%	5.2	92.5%	92.5%	92.4%	92.1%	92.1%
US Bank Tower	100%	4.2	62.2%	61.7%	62.6%	65.1%	65.6%
Wells Fargo Tower	100%	4.7	94.5%	94.6%	93.6%	93.7%	93.9%
KPMG Tower	100%	8.2	94.0%	93.8%	93.8%	93.8%	92.5%
777 Tower	100%	4.4	92.0%	92.0%	92.0%	91.9%	91.9%
One California Plaza	20%	5.6	76.5%	76.9%	76.7%	77.1%	77.3%
Glendale Center	100%	2.3	100.0%	100.0%	100.0%	100.0%	100.0%
801 North Brand	100%	2.6	82.3%	82.8%	83.9%	83.1%	88.8%
701 North Brand	100%	4.6	97.2%	97.2%	97.2%	100.0%	100.0%
700 North Central	100%	3.6	75.5%	75.5%	75.5%	96.7%	92.0%
Plaza Las Fuentes	100%	8.2	100.0%	100.0%	100.0%	100.0%	100.0%
Cerritos - Phase I	20%	4.8	100.0%	100.0%	100.0%	100.0%	100.0%
Cerritos - Phase II	20%	1.4	100.0%	100.0%	100.0%	100.0%	100.0%
17885 Von Karman Avenue	100%	7.0	37.8%	0.0%	0.0%	0.0%	0.0%
Stadium Gateway	20%	4.2	88.0%	89.5%	87.6%	79.0%	79.0%
Mission City Corporate Center	100%	3.1	78.5%	86.9%	86.9%	86.9%	86.9%
2385 Northside Drive	100%	9.3	71.8%	71.8%	51.7%	51.7%	51.7%
San Diego Tech Center	20%	3.4	79.7%	93.8%	93.7%	93.7%	96.8%
Wells Fargo Center - Denver	20%	7.3	92.2%	92.2%	94.0%	95.2%	95.9%
Two California Plaza	100%	5.0	84.3%	83.5%	83.7%	92.6%	94.0%
3800 Chapman	100%	5.4	75.9%	75.9%	63.4%	63.4%	63.4%
Griffin Towers	100%	4.3	80.1%	76.8%	68.8%	64.7%	64.3%
City Tower	100%	2.8	82.2%	82.6%	81.8%	78.9%	78.1%
Brea Corporate Place	100%	3.1	64.1%	56.3%	55.7%	55.0%	48.6%
Brea Financial Commons	100%	4.3	90.7%	90.7%	90.7%	90.7%	90.7%

Total Office Properties		5.1	84.8%	84.8%	84.3%	85.3%	85.5%

Effective Office Properties (1)		5.0	84.6%	83.9%	83.2%	84.4%	84.5%

Properties in Default
550 South Hope Street	100%	5.1	83.0%	87.3%	87.3%	87.7%	87.3%
Park Place II	100%	7.2	83.4%	83.4%	82.8%	52.9%	54.4%
2600 Michelson	100%	2.2	67.7%	68.1%	72.5%	76.4%	76.1%
500 Orange Tower	100%	4.4	69.9%	69.8%	68.6%	78.5%	79.6%
Stadium Towers Plaza	100%	2.7	57.4%	57.4%	59.7%	59.0%	63.1%
Pacific Arts Plaza	100%	5.0	78.3%	77.8%	77.8%	76.0%	80.1%
Quintana Campus	20%	1.7	39.6%	39.6%	39.6%	42.2%	100.0%

Total Properties in Default		4.5	74.2%	75.0%	75.6%	73.7%	77.4%

Total Office Properties and
Properties in Default		5.0	82.3%	82.4%	82.1%	82.7%	84.5%

Total Effective Office Properties
and Properties in Default		4.9	82.7%	82.3%	81.8%	82.4%	83.2%
__________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture portfolio.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2009

Major Tenants — Office Properties (Excluding Properties in Default)

	Tenant	Number of Locations	Annualized Rent (1)	% of Total Annualized Rent	Total Leased Square Feet	% of Aggregate Leased Square Feet of Effective Portfolio	Weighted Average Remaining Lease Term in Months	S & P Credit Rating / National Recognition (2)
	Rated
1	Southern California Gas Company	1	$21,283,883	9.8%	576,516	5.9%	22	A
2	Sempra (Pacific Enterprises)	1	8,189,591	3.8%	217,413	2.2%	6	A
3	Wells Fargo Bank (3)	3	6,818,967	3.1%	392,665	4.0%	57	AA-
4	Bank of America (3)	5	5,556,395	2.6%	258,461	2.7%	32	A+
5	AT&T (3)	5	4,995,314	2.3%	202,813	2.1%	36	A
6	US Bank, National Association	2	3,911,640	1.8%	157,488	1.6%	65	AA-
7	Disney Enterprises	1	3,706,960	1.7%	156,215	1.6%	18	A
8	Home Depot	1	2,243,454	1.0%	99,706	1.0%	41	BBB+
9	St. Paul Fire and Marine	1	2,233,402	1.0%	76,860	0.8%	40	AA-
10	FNMA (Fannie Mae)	1	2,228,663	1.0%	61,655	0.6%	98	AAA
	Total Rated / Weighted Average (3), (4)		61,168,269	28.1%	2,199,792	22.5%	36

	Total Investment Grade Tenants (3)		$84,976,946	39.0%	3,366,503	34.6%

	Nationally Recognized
11	Latham & Watkins LLP	2	9,178,964	4.2%	397,991	4.1%	155	3rd Largest US Law Firm
12	Gibson, Dunn & Crutcher LLP	1	6,464,056	3.0%	268,268	2.8%	95	20th Largest US Law Firm
13	Deloitte & Touche LLP	1	5,216,904	2.4%	342,094	3.5%	63	Largest US Accounting Firm
14	Morrison & Foerster LLP	1	3,885,728	1.8%	138,776	1.4%	45	23rd Largest US Law Firm
15	Marsh USA, Inc.	1	3,727,695	1.7%	212,721	2.2%	100	World's Largest Insurance Broker
16	KPMG LLP	1	3,662,464	1.7%	175,971	1.8%	54	4th Largest US Accounting Firm
17	Sidley Austin LLP	1	3,638,360	1.7%	192,457	2.0%	168	5th Largest US Law Firm
18	Munger, Tolles & Olson LLP	1	3,374,322	1.5%	160,682	1.7%	146	129th Largest US Law Firm
19	PricewaterhouseCoopers LLP	1	2,990,625	1.4%	160,784	1.7%	41	3rd Largest US Accounting Firm
20	Bingham McCutchen LLP	1	2,442,677	1.1%	104,712	1.1%	37	32nd Largest US Law Firm
	Total Nationally Recognized / Weighted Average (3), (4)		44,581,795	20.5%	2,154,456	22.3%	98

	Total Nationally Recognized Tenants (3)		82,321,212	37.8%	3,883,131	40.0%

	Total / Weighted Average (3), (4)		$105,750,064	48.6%	4,354,248	44.8%	67

	Total Investment Grade or Nationally Recognized Tenants (3)		$167,298,158	76.8%	7,249,634	74.6%

__________
(1)
Annualized base rent is calculated as monthly contractual base rent under existing leases as of December 31, 2009, multiplied by 12.  For those leases where rent has not yet commenced, the first month in which rent is to be received is used to determine annualized base rent.

(2)	S&P credit ratings are as of December 31, 2009. Rankings of law firms are based on total gross revenue in 2008 as reported by American Lawyer Media's LAW.com.
(3)	Includes 20% of annualized rent and leased square footage for our MMO joint venture properties.
(4)	The weighted average calculation is based on the effective net rentable square feet leased by each tenant, which reflects our pro-rata share of our MMO joint venture.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2009

Portfolio Tenant Classification Description (Excluding Properties in Default) (1), (2)

Accommodation and Food Services
1%
Real Estate and Rental and Leasing
4%
Public Administration
1%
Manufacturing
2%
Educational Services
3%
All Other Services
6%
Finance and Insurance
24%
Utilities
8%
Legal Services
29%
Professional, Scientific and Technical Services (except Legal Services)
15%
Information
7%

(1) Percentages are based upon effective leased square feet.
(2) Classifications are based on the "North American Industrial Classification System" (NAICS).

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2009

 Lease Expirations — Wholly Owned Portfolio

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Total Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	2,294,264	17.2%
2010	1,086,486	8.2%	$25,477,323	10.4%	$23.45	$23.70
2011	1,922,897	14.4%	50,145,311	20.5%	26.08	26.42
2012	793,118	6.0%	17,767,606	7.3%	22.40	24.52
2013	2,253,815	16.9%	47,587,881	19.5%	21.11	23.21
2014	769,427	5.8%	14,908,111	6.1%	19.38	22.49
2015	932,391	7.0%	18,531,091	7.6%	19.87	22.47
2016	271,849	2.0%	4,627,945	1.9%	17.02	21.87
2017	1,005,264	7.5%	21,461,590	8.8%	21.35	23.49
2018	528,617	4.0%	11,275,124	4.6%	21.33	28.82
2019	366,395	2.8%	6,973,641	2.8%	19.03	26.10
Thereafter	1,094,480	8.2%	25,565,285	10.5%	23.36	32.16

	13,319,003	100.0%	$244,320,908	100.0%	$22.16	$25.20

Leases Expiring in the Next 4 Quarters:

1st Quarter 2010	291,504	2.2%	$6,702,226	2.7%	$22.99	$22.99
2nd Quarter 2010 (3)	394,289	3.0%	10,753,633	4.4%	27.27	27.36
3rd Quarter 2010	65,965	0.5%	1,261,233	0.5%	19.12	19.12
4th Quarter 2010	334,728	2.5%	6,760,231	2.8%	20.20	20.91

	1,086,486	8.2%	$25,477,323	10.4%	$23.45	$23.70
__________
(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2009

 Lease Expirations — Wholly Owned Portfolio
Los Angeles County

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Total Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	1,252,548	13.5%
2010	773,864	8.3%	$19,295,433	10.4%	$24.93	$25.03
2011	1,364,534	14.6%	38,871,825	21.0%	28.49	28.72
2012	646,601	6.9%	14,307,359	7.7%	22.13	24.04
2013	1,399,722	15.0%	29,403,654	15.9%	21.01	22.86
2014	519,320	5.6%	10,466,594	5.7%	20.15	23.22
2015	743,105	8.0%	15,053,853	8.1%	20.26	22.55
2016	176,249	1.9%	3,783,460	2.0%	21.47	26.79
2017	891,059	9.6%	19,409,405	10.5%	21.78	23.77
2018	417,854	4.5%	9,138,517	4.9%	21.87	28.90
2019	260,586	2.8%	5,758,076	3.1%	22.10	29.53
Thereafter	866,319	9.3%	19,852,733	10.7%	22.92	32.59

	9,311,761	100.0%	$185,340,909	100.0%	$23.00	$25.92

Leases Expiring in the Next 4 Quarters:

1st Quarter 2010	253,623	2.7%	$5,919,639	3.2%	$23.34	$23.34
2nd Quarter 2010 (3)	316,491	3.4%	9,311,418	5.0%	29.42	29.52
3rd Quarter 2010	14,912	0.2%	313,745	0.2%	21.04	21.04
4th Quarter 2010	188,838	2.0%	3,750,631	2.0%	19.86	20.10

	773,864	8.3%	$19,295,433	10.4%	$24.93	$25.03
__________
(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2009

Lease Expirations — Wholly Owned Portfolio
Orange County

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Total Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	975,661	26.2%
2010	298,524	8.0%	$5,780,150	10.6%	$19.36	$20.02
2011	501,456	13.4%	9,735,471	17.9%	19.41	19.96
2012	124,053	3.3%	2,893,092	5.3%	23.32	26.45
2013	854,093	22.9%	18,162,733	33.4%	21.27	23.79
2014	242,248	6.5%	4,303,564	7.9%	17.77	20.97
2015	140,962	3.8%	2,505,189	4.6%	17.77	21.31
2016	77,824	2.1%	736,448	1.4%	9.46	15.70
2017	114,205	3.1%	2,052,185	3.8%	17.97	21.30
2018	110,763	3.0%	2,136,607	3.9%	19.29	28.54
2019	105,809	2.8%	1,215,566	2.2%	11.49	17.67
Thereafter	182,215	4.9%	4,914,262	9.0%	26.97	32.33

	3,727,813	100.0%	$54,435,267	100.0%	$19.78	$23.06

Leases Expiring in the Next 4 Quarters:

1st Quarter 2010	37,881	1.0%	$782,587	1.4%	$20.66	$20.66
2nd Quarter 2010 (3)	77,798	2.1%	1,439,815	2.7%	18.51	18.51
3rd Quarter 2010	51,053	1.4%	947,488	1.7%	18.56	18.56
4th Quarter 2010	131,792	3.5%	2,610,260	4.8%	19.81	21.28

	298,524	8.0%	$5,780,150	10.6%	$19.36	$20.02
__________
(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2009

 Lease Expirations — Properties in Default (1)

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Total Annualized Rent	Current Rent per Square Foot (2)	Rent per Square Foot at Expiration (3)

Available	623,395	24.7%
2010	205,717	8.1%	$3,687,685	9.4%	$17.93	$17.97
2011	337,885	13.4%	6,864,467	17.5%	20.32	20.75
2012	125,970	5.0%	2,904,090	7.4%	23.05	24.96
2013	422,861	16.7%	9,179,534	23.4%	21.71	24.03
2014	165,737	6.6%	3,120,938	8.0%	18.83	21.53
2015	104,930	4.1%	2,057,531	5.3%	19.61	22.57
2016	–	–	–	–	–	–
2017	163,239	6.5%	3,163,305	8.1%	19.38	22.03
2018	78,991	3.1%	1,601,910	4.1%	20.28	27.01
2019	137,853	5.4%	2,006,396	5.1%	14.55	21.06
Thereafter	161,488	6.4%	4,599,005	11.7%	28.48	34.55

	2,528,066	100.0%	$39,184,861	100.0%	$20.57	$23.82

Leases Expiring in the Next 4 Quarters:

1st Quarter 2010	21,540	0.9%	$441,375	1.1%	$20.49	$20.49
2nd Quarter 2010 (4)	89,665	3.5%	1,588,070	4.1%	17.71	17.71
3rd Quarter 2010	26,487	1.0%	441,072	1.1%	16.65	16.65
4th Quarter 2010	68,025	2.7%	1,217,168	3.1%	17.89	18.04

	205,717	8.1%	$3,687,685	9.4%	$17.93	$17.97
__________
(1)
All Properties in Default are located in Orange County, except for 550 South Hope, which is located in the LACBD.  Currently, there are 96,320 square feet available for lease at 550 South Hope, with 61,668 square feet, 55,017 square feet, 52,251 square feet, 19,279  square feet, 63,435 square feet and 217,768 square feet scheduled to expire in 2010, 2011, 2012, 2013, 2014 and thereafter, respectively.

(2)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(3)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease
(4)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2009

Lease Expirations — MMO Joint Venture Portfolio (1)

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Total Annualized Rent	Current Rent per Square Foot (2)	Rent per Square Foot at Expiration (3)

Available	746,332	19.2%
2010	369,318	9.5%	$7,414,815	11.2%	$20.08	$20.34
2011	345,509	8.9%	7,090,059	10.7%	20.52	20.73
2012	321,740	8.3%	6,891,165	10.4%	21.42	22.39
2013	229,643	5.9%	5,184,117	7.8%	22.57	25.59
2014	833,835	21.5%	17,027,421	25.6%	20.42	24.40
2015	160,237	4.1%	3,222,016	4.8%	20.11	23.47
2016	57,865	1.5%	1,129,869	1.7%	19.53	23.52
2017	11,450	0.3%	237,823	0.4%	20.77	27.32
2018	81,744	2.1%	1,713,538	2.6%	20.96	29.50
2019	–	–	–	–	–	–
Thereafter	723,471	18.7%	16,492,743	24.8%	22.80	30.03

	3,881,144	100.0%	$66,403,566	100.0%	$21.18	$24.78

Leases Expiring in the Next 4 Quarters:

1st Quarter 2010	134,631	3.5%	$1,877,987	2.8%	$13.95	$13.95
2nd Quarter 2010 (4)	31,691	0.8%	615,926	0.9%	19.44	19.44
3rd Quarter 2010	97,208	2.5%	2,169,270	3.3%	22.32	22.39
4th Quarter 2010	105,788	2.7%	2,751,632	4.2%	26.01	26.87

	369,318	9.5%	$7,414,815	11.2%	$20.08	$20.34
__________
(1)
The Quintana Campus was placed in receivership in November 2009.  Currently, there are 250,378 square feet available for lease at the Quintana Campus, with 109,867 square feet and 54,350 square feet scheduled to expire in 2010 and 2014, respectively.

(2)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(3)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(4)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2009

 Leasing Activity — Total Portfolio and Effective Portfolio

	Total Portfolio		Effective Portfolio (1)

	For the Three Months Ended December 31, 2009	% Leased	For the Three Months Ended December 31, 2009	% Leased

Leased Square Feet as of September 30, 2009	14,627,406	82.3%	12,043,413	82.1%
Disposition - 130 State College	(42,884)		(42,884)
Disposition - Lantana Media Campus	(406,388)		(406,388)
Revised Leased Square Feet	14,178,134	82.5%	11,594,141	82.3%
Expirations	(462,754)	(2.7)%	(291,599)	(2.1)%
New Leases	187,084	1.0%	179,217	1.3%
Renewals	257,087	1.5%	169,942	1.2%
Leased Square Feet as of December 31, 2009	14,159,551	82.3%	11,651,701	82.7%

Cash Rent Growth (2), (3)
Expiring Rate per Square Foot				$27.08
New / Renewed Rate per Square Foot				$24.56
Percentage Change				(9.3)%

GAAP Rent Growth (3), (4)
Expiring Rate per Square Foot				$26.47
New / Renewed Rate per Square Foot				$25.43
Percentage Change				(3.9)%

Weighted Average Lease Term - New (in months)				91
Weighted Average Lease Term - Renewal (in months)				87
__________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture properties.
(2)	Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.
(3)	For newly acquired properties, cash and GAAP rent growth is excluded for spaces that expired prior to our ownership and were re-leased after acquisition.
Excludes new and renewed leases for spaces with more than twelve months of downtime and early renewals commencing after December 31, 2010.
(4)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2009

 Leasing Activity — Los Angeles Central Business District

	Total Portfolio		Effective Portfolio (1)

	For the Three Months Ended December 31, 2009	% Leased	For the Three Months Ended December 31, 2009	% Leased

Leased Square Feet as of September 30, 2009, Los Angeles Central Business District	7,795,301	84.9%	7,177,229	85.6%
Expirations	(225,891)	(2.6)%	(152,541)	(1.8)%
New Leases	64,983	0.7%	63,400	0.7%
Renewals	155,432	1.7%	83,778	1.0%
Leased Square Feet as of December 31, 2009, Los Angeles Central Business District	7,789,825	84.7%	7,171,866	85.5%

Cash Rent Growth (2), (3)
Expiring Rate per Square Foot				$23.17
New / Renewed Rate per Square Foot				$20.34
Percentage Change				(12.2)%

GAAP Rent Growth (3), (4)
Expiring Rate per Square Foot				$22.15
New / Renewed Rate per Square Foot				$21.60
Percentage Change				(2.5)%

Weighted Average Lease Term - New (in months)				120
Weighted Average Lease Term - Renewal (in months)				96
__________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture properties.
(2)	Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.
(3)	For newly acquired properties, cash and GAAP rent growth is excluded for spaces that expired prior to our ownership and were re-leased after acquisition.
Excludes new and renewed leases for spaces with more than twelve months of downtime and early renewals commencing after December 31, 2010.
(4)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2009

Leasing Activity — Orange County

	Total Portfolio		Effective Portfolio (1)

	For the Three Months Ended December 31, 2009	% Leased	For the Three Months Ended December 31, 2009	% Leased

Leased Square Feet as of September 30, 2009, Orange County	3,099,991	69.6%	2,773,230	71.0%
Disposition - 130 State College	(42,884)		(42,884)
Revised Leased Square Feet	3,057,107	69.3%	2,730,346	70.7%
Expirations	(28,323)	(0.6)%	(24,941)	(0.7)%
New Leases	112,765	2.6%	112,765	2.9%
Renewals	14,827	0.2%	14,827	0.4%
Leased Square Feet as of December 31, 2009, Orange County	3,156,376	71.5%	2,832,997	73.3%

Cash Rent Growth (2), (4)
Expiring Rate per Square Foot				$15.95
New / Renewed Rate per Square Foot				$11.56
Percentage Change				(27.5)%

GAAP Rent Growth (3), (4)
Expiring Rate per Square Foot				$15.45
New / Renewed Rate per Square Foot				$13.07
Percentage Change				(15.4)%

Weighted Average Lease Term - New (in months)				77
Weighted Average Lease Term - Renewal (in months)				65
___________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture properties.
(2)	Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.
(3)	For newly acquired properties, cash and GAAP rent growth is excluded for spaces that expired prior to our ownership and were re-leased after acquisition.
Excludes new and renewed leases for spaces with more than twelve months of downtime and early renewals commencing after December 31, 2010.
(4)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2009

Tenant Improvements and Leasing Commissions (Excluding Properties in Default) (1), (2), (3)

	For the Three Months Ended				For the Year Ended December 31,
	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009	2009	2008	2007
Renewals (4)
Number of Leases	15	13	26	25	79	130	152
Square Feet	152,615	112,010	143,204	146,677	554,506	664,524	881,406
Tenant Improvement Costs per Square Foot (5)	$10.07	$3.67	$10.44	$10.91	$9.09	$13.95	$11.69
Leasing Commission Costs per Square Foot	$7.55	$5.28	$5.28	$6.05	$6.11	$5.53	$5.14
Total Tenant Improvements and Leasing Commissions
Costs per Square Foot	$17.62	$8.95	$15.72	$16.96	$15.20	$19.48	$16.83
Costs per Square Foot per Year	$2.34	$1.84	$3.00	$3.12	$2.60	$4.36	$3.41

New / Modified Leases (6)
Number of Leases	11	18	31	23	83	163	141
Square Feet	100,495	118,847	281,409	116,771	617,522	1,115,055	893,634
Tenant Improvement Costs per Square Foot (5)	$29.39	$23.86	$14.47	$17.94	$19.36	$41.97	$22.89
Leasing Commission Costs per Square Foot	$10.12	$4.29	$6.20	$4.70	$6.19	$10.11	$6.52
Total Tenant Improvements and Leasing Commissions
Costs per Square Foot	$39.51	$28.15	$20.67	$22.64	$25.55	$52.08	$29.41
Costs per Square Foot per Year	$4.41	$3.44	$3.14	$5.20	$3.73	$5.98	$5.00

Total
Number of Leases	26	31	57	48	162	293	293
Square Feet	253,110	230,857	424,613	263,448	1,172,028	1,779,579	1,775,040
Tenant Improvement Costs per Square Foot (5)	$17.74	$14.07	$13.11	$14.02	$14.50	$31.51	$17.33
Leasing Commission Costs per Square Foot	$8.57	$4.77	$5.89	$5.45	$6.15	$8.40	$5.84
Total Tenant Improvements and Leasing Commissions
Costs per Square Foot	$26.31	$18.84	$19.00	$19.47	$20.65	$39.91	$23.17
Costs per Square Foot per Year	$3.25	$2.87	$3.10	$3.93	$3.24	$5.60	$4.28
__________
(1)	Excludes activity related to Properties in Default for the three months ended December 31 and September 30, 2009.
(2)	Based on leases executed during the period. Excludes leases to related parties, short-term leases less than six months, and leases for raw space.
(3)	Tenant improvement and leasing commission information reflects 100% of the consolidated portfolio and 20% of the MMO joint venture properties.
(4)	Does not include retained tenants that have relocated to new space or expanded into new space.
(5)	Tenant improvements include improvements and lease concessions.
(6)	Includes retained tenants that have relocated or expanded into new space and lease modifications.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2009

Historical Capital Expenditures — Office Properties (1)

	For the Three Months Ended				For the Year Ended December 31,

	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009	2009	2008	2007

Consolidated
Non-recoverable capital expenditures (2)	$338,779	$613,946	$922,650	$1,076,771	$2,952,146	$10,571,743	$11,326,800
Total square feet	12,956,305	13,364,625	14,996,814	15,452,055	12,956,305	15,498,637	16,051,311
Non-recoverable capital expenditures per square foot	$0.03	$0.05	$0.06	$0.07	$0.23	$0.68	$0.71
Unconsolidated
Non-recoverable capital expenditures (3)	$34,588	$42,754	$20,784	$197,799	$295,925	$220,946	$50,406
Total square feet (4)	710,922	709,947	709,546	682,614	710,922	635,670	624,674
Non-recoverable capital expenditures per square foot	$0.05	$0.06	$0.03	$0.29	$0.42	$0.35	$0.08

Consolidated
Recoverable capital expenditures (5)	$588,780	$389,609	$320,148	$89,670	$1,388,207	$1,197,266	$2,857,483
Total square feet	12,956,305	13,364,625	14,996,814	15,452,055	12,956,305	15,498,637	16,051,311
Recoverable capital expenditures per square foot	$0.05	$0.03	$0.02	$0.01	$0.11	$0.08	$0.18
Unconsolidated
Recoverable capital expenditures (3), (5)	$690	$–	$792	$17,128	$18,610	$30,524	$5,779
Total square feet (4)	710,922	709,947	709,546	682,614	710,922	635,670	624,674
Recoverable capital expenditures per square foot	$–	$–	$–	$0.03	$0.03	$0.05	$0.01
__________
(1)
Historical capital expenditures for each period shown reflect properties owned for the entire period. For properties acquired during each period, the capital expenditures will be reflected in the following full period of ownership. For properties sold during each period, the capital expenditures will be excluded for that period. Any capital expenditures incurred during the period of acquisition or disposition will be footnoted separately.

(2)
For 2008, excludes $6.4 million of non-recoverable capital expenditures as a result of discretionary renovation costs of $6.1 million at KPMG Tower and $0.3 million of planned renovation costs at Lantana Media Campus. For 2007, excludes $3.8 million of non-recoverable capital expenditures as a result of discretionary renovation costs of $1.9 million at KPMG Tower and $1.9 million of planned renovation costs at Lantana Media Campus.

(3)	Amount represents our 20% ownership interest in our joint venture with Macquarie Office Trust.
(4)	The square footages of Cerritos Corporate Center Phases I and II are deducted from the total square feet amount as the tenants pay for all capital expenditures.
(5)
Recoverable capital improvements, such as equipment upgrades, are generally financed through capital leases. The annual amortization, based on each asset’s useful life, as well as any financing costs, are generally billed to tenants on an annual basis as payments are made.  The amounts presented represent the total value of the improvements in the year they are made.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2009

 Hotel Performance and Hotel Historical Capital Expenditures

Hotel Performance

	For the Three Months Ended December 31,			For the Year Ended December 31,
Westin Hotel, Pasadena, CA	2009	2008	Percent Change	2009	2008

Occupancy	69.8%	71.1%	(1.9)%	70.5%	79.2%

Average daily rate	$162.57	$185.28	(12.3)%	$157.74	$178.47

Revenue per available room (REVPAR)	$113.44	$131.75	(13.9)%	$111.21	$141.37

Hotel net operating income	$1,800,881	$2,426,398	(25.8)%	$6,558,996	$9,510,547

Hotel Historical Capital Expenditures

	For the Three Months Ended December 31,		For the Year Ended December 31,
Westin Hotel, Pasadena, CA	2009	2008	2009	2008	2007

Hotel improvements and equipment replacement	$577,035	$290,323	$1,003,384	$699,531	$712,955

Total hotel revenue	$5,563,913	$6,448,044	$20,622,570	$26,615,726	$27,214,156

Hotel improvements as a percentage of hotel revenue	10.4%	4.5%	4.9%	2.6%	2.6%

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2009

  Development Pipeline

		As of December 31, 2009
	Location	Developable Square Feet (1)	Structured Parking Square Feet	Type of Planned Development
Unencumbered Development Properties

Los Angeles County
755 South Figueroa	Los Angeles, CA	930,000	266,000	Office

Glendale Center - Phase II	Glendale, CA	264,000	158,000	Mixed Use

	Total Los Angeles County	1,194,000	424,000

Orange County
Stadium Tower II	Anaheim, CA	282,000	367,000	Office

Brea Financial Commons/Brea Corporate Place (2)	Brea, CA	550,000	784,000	Office, Mixed Use

500 Orange Center (3)	Orange, CA	900,000	960,000	Office

City Tower II (4)	Orange, CA	465,000	696,000	Office
	Total Orange County	2,197,000	2,807,000

San Diego County
San Diego Tech Center (5), (6)	Sorrento Mesa, CA	1,320,000	1,674,000	Office

	Total	4,711,000	4,905,000

Development Properties Encumbered by Defaulted Mortgages

Pacific Arts Plaza	Costa Mesa, CA	468,000	260,000	Office

		225,000	–	Residential (7)

2600 Michelson (8)	Irvine, CA	270,000	154,000	Office

	Total	963,000	414,000

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2009

  Development Pipeline (continued)

__________
(1)	The developable square feet presented represents the office, retail, hotel and residential footages that we estimate can be developed on the referenced property.
(2)
The developable square feet presented represents management’s estimate of the development potential for the referenced property based on the allowed density under current zoning and capacity considerations for the site still under planning review.

(3)
The developable square feet presented represents management’s estimate of the development potential for the referenced property based on the allowed density under current zoning.  Approximately 60,000 square feet of the estimated development potential will require the consolidation of an adjacent remnant parcel in cooperation with the City of Orange.

(4)
The developable square feet presented represents management’s estimate of the development potential for the referenced property based on the allowed density under a Conditional Use Permit obtained for the property in 2001, which has since expired.

(5)	Land held for development was not contributed to the MMO joint venture.
(6)	The third phase contemplates the demolition of 120,000 square feet of existing space.
(7)
The developable square feet presented represents management’s estimate of the development potential for the referenced property based on the construction of 180 residential units as contemplated under a Program EIR completed by the City of Costa Mesa for this and other surrounding properties.  This residential development would replace an existing 67,450 square foot office building at Pacific Arts Plaza.

(8)
The developable square feet presented represents management’s estimate of the development potential for the referenced property based on an allocation of excess trips reserved from our disposition of Inwood Park, which we have been in discussion with the City of Irvine over securing, and the potential utilization of excess trips from our other assets in the Irvine Business Complex (i.e., Park Place).  This property is currently in receivership, along with the 2600 Michelson office building.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2009

Management Statements on Non-GAAP Supplemental Measures

Funds from Operations:

Fund from Operations, or FFO, is a widely recognized measure of REIT performance.  We calculate FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT.  FFO represents net income (loss) (as computed in accordance with accounting principles generally accepted in the United States of America, or GAAP), excluding gains from disposition of property (but including impairments and provisions for losses on property held for sale), plus real estate-related depreciation and amortization (including capitalized leasing costs and tenant allowances or improvements).  Adjustments for our unconsolidated joint venture are calculated to reflect FFO on the same basis.

Management uses FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization and gains from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.  We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results of operations, the utility of FFO as a measure of our performance is limited.  Other Equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other Equity REITs’ FFO.  As a result, FFO should be considered only as a supplement to net loss as a measure of our performance.  FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to meet our cash needs, including our ability to pay dividends or make distributions.  FFO also should not be used as a supplement to or substitute for cash flows from operating activities (as computed in accordance with GAAP).

FFO before specified items:

Management also uses FFO before specified items as a supplemental performance measure because losses from early extinguishment of debt, default interest and the impairment of long-lived assets create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

Losses from early extinguishment of debt represent costs to extinguish debt prior to the stated maturity and the write off of unamortized loan costs on the date of extinguishment.  The decision to extinguish debt prior to its maturity generally results from (i) the assumption of debt in connection with property acquisitions that is priced or structured at less than desirable terms (for example, a variable interest rate instead of a fixed interest rate), (ii) short-term bridge financing obtained in connection with the acquisition of a property or portfolio of properties until such time as the company completes its long-term financing strategy, (iii) the early repayment of debt associated with properties disposed of, or (iv) the restructuring or replacement of property or corporate-level financing to accommodate property acquisitions.  Consequently, management views these losses as costs to complete the respective acquisition or disposition of properties.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2009

Management Statements on Non-GAAP Supplemental Measures (continued)

FFO before specified items: (continued)

During the third quarter of 2009, we announced a plan to cease funding cash shortfalls at certain properties.  As a result, six special purpose property-owning subsidiaries are or will be in default on their mortgage loans: Stadium Towers in Central Orange County, Park Place II in Irvine, 2600 Michelson in Irvine, Pacific Arts Plaza in Costa Mesa, 550 South Hope in Downtown Los Angeles, and 500 Orange Tower in Central Orange County.  We are accruing interest on the defaulted mortgage loans at the default rate per the applicable loan agreements.  We have excluded default interest accrued on Properties in Default as well as the writeoff of deferred financing costs related to the mortgage loans on these properties from the calculation of FFO before specified items since these charges are a direct result of management’s decision to dispose of property other than by sale.  Management views these charges as costs to complete the disposition of the related properties.

Impairment of long-lived assets represents charges taken to write down depreciable real estate assets to fair value estimated when events or changes in circumstances indicate that the carrying amount may not be recoverable.  Per the NAREIT definition of FFO, gains from property dispositions are excluded from the calculation of FFO; however, impairment losses are required to be included.  Management excludes both gains on disposal and impairment losses from the calculation of FFO before specified items because they both relate to the financial statement impact of decisions made to dispose of property, whether in the period of disposition or in advance of disposition.  These types of gains or losses create volatility in our earnings and make it difficult for investors to determine the funds generated by our ongoing business operations.

Adjusted Funds from Operations:

We calculate adjusted funds from operations, or AFFO, by adding to or subtracting from FFO (i) non-cash operating revenues and expenses, (ii) capitalized operating expenditures such as leasing and development payroll and interest expense, (iii) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, (iv) regular principal payments required to service our debt, and (v) 2nd generation tenant improvements and leasing commissions.  Management uses AFFO as a supplemental liquidity measure because, when compared year over year, it assesses our ability to fund our dividend and distribution requirements from our operating activities.  We also believe that, as a widely recognized measure of the liquidity of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs.

However, because AFFO may exclude certain non-recurring capital expenditures and leasing costs, the utility of AFFO as a measure of our liquidity is limited.  Additionally, other Equity REITs may not calculate AFFO using the method we do.  As a result, our AFFO may not be comparable to such other Equity REITs’ AFFO.  AFFO should be considered only as a supplement to cash flows from operating activities (as computed in accordance with GAAP) as a measure of our liquidity.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2009

Management Statements on Non-GAAP Supplemental Measures (continued)

EBITDA:

Management uses EBITDA as an indicator of our ability to incur and service debt.  We believe EBITDA is an appropriate supplemental measure for such purposes, because the amounts spent on interest are, by definition, available to pay interest, income tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up, and depreciation and amortization are non-cash charges.  In addition, we believe EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of Equity REITs.  However, because EBITDA is calculated before recurring cash charges including interest expense and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of our business, its utility as a measure of our liquidity is limited.  Accordingly, EBITDA should not be considered an alternative to cash flows from operating activities (as computed in accordance with GAAP) as a measure of our liquidity.  EBITDA should not be considered as an alternative to net income as an indicator of our operating performance.  Other Equity REITs may calculate EBITDA differently than we do; accordingly, our EBITDA may not be comparable to such other Equity REITs’ EBITDA.

Adjusted EBITDA:

Management also uses Adjusted EBITDA as a supplemental performance measure because losses from early extinguishment of debt and the impairment of long-lived assets create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

Losses from early extinguishment of debt represent costs to extinguish debt prior to the stated maturity and the write off of unamortized loan costs on the date of extinguishment.  The decision to extinguish debt prior to its maturity generally results from (i) the assumption of debt in connection with property acquisitions that is priced or structured at less than desirable terms (for example, a variable interest rate instead of a fixed interest rate), (ii) short-term bridge financing obtained in connection with the acquisition of a property or portfolio of properties until such time as the company completes its long-term financing strategy, (iii) the early repayment of debt associated with properties disposed of, or (iv) the restructuring or replacement of property or corporate-level financing to accommodate property acquisitions.  Consequently, management views these losses as costs to complete the respective acquisition or disposition of properties.

Impairment of long-lived assets represents charges taken to write down depreciable real estate assets to fair value estimated when events or changes in circumstances indicate that the carrying amount may not be recoverable.  Management excludes both gains on disposal and impairment losses from the calculation of Adjusted EBITDA because they both relate to the financial statement impact of decisions made to dispose of property, whether in the period of disposition or in advance of disposition.  These types of gains or losses create volatility in our earnings and make it difficult for investors to determine the earnings generated by our ongoing business operations.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2009

Management Statements on Non-GAAP Supplemental Measures (continued)

Coverage Ratios:

We present interest and fixed charge coverage ratios as supplemental liquidity measures.  Management uses these ratios as indicators of our financial flexibility to service current interest expense and debt amortization from current cash net operating income.  In addition, we believe that these coverage ratios represent common metrics used by securities analysts, investors and other interested parties to evaluate our ability to service fixed cash payments.  However, because these ratios are derived from EBITDA, their utility is limited by the same factors that limit the usefulness of EBITDA as a liquidity measure.  Accordingly, our interest coverage ratio should not be considered as an alternative to cash flows from operating activities (as computed in accordance with GAAP) as a measure of our liquidity.